UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

___________________________

CNS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

___________________________

Nevada	001-39126	82-2318545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 West Loop South, Suite 900

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 946-9185

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CNSP	The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On May 13, 2025, CNS Pharmaceuticals, Inc., a Nevada corporation (the “Company”) entered into a placement agency agreement with A.G.P./Alliance Global Partners (the “Placement Agent”) for the public offering (the “Offering”) by the Company of (i) 325,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (ii) pre-funded warrants to purchase 3,627,570 shares of Common Stock (the “Pre-Funded Warrants”); and (iii) Series F Warrants to purchase up to an aggregate of 3,952,570 shares of Common Stock (the “Common Warrants”). The Common Warrants and Pre-Funded Warrants are collectively referred to herein as the (“Warrants”). The combined purchase price of one share of Common Stock and one accompanying Common Warrant was $1.265 and the combined purchase price of one Pre-Funded Warrant and one accompanying Common Warrant was $1.264. In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the institutional investor that participated in the Offering.

Subject to certain ownership limitations, the Warrants are exercisable immediately upon issuance (the “Initial Exercise Date”). Each Pre-Funded Warrant is exercisable into one share of Common Stock at a price per share of $0.001 (as adjusted from time to time in accordance with the terms thereof) and expire once such Pre-Funded Warrants are fully exercised. The Common Warrants are exercisable into one share of Common Stock at a price per share of $1.14 (as adjusted from time to time in accordance with the terms thereof) and expire five years from Initial Exercise Date.

The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of shares of Common Stock underlying the Warrants to or by the holder. The holder of a Common Warrant is prohibited from exercising any Common Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. The holder of a Pre-Funded Warrant is prohibited from exercising any Pre-Funded Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 9.99%, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In the event of certain fundamental transactions, the holder of the Common Warrants will have the right to receive the Black Scholes Value (as defined in the Common Warrants) of its Common Warrants calculated pursuant to a formula set forth in the Common Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

The closing of the sales of these securities occurred on May 14, 2025 (the “Closing Date”). The gross proceeds to the Company from the Offering were approximately $5.0 million, before deducting the Placement Agent’s fees and other Offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants. The Company intends to use the net proceeds from the Offering to fund working capital and general corporate purposes.

The Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 45 days after the Closing Date, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until 180 days after the Closing Date, subject to certain exceptions; provided that commencing on the 46th day following the Closing Date, the Company will be permitted to make sales under any “at-the-market offering” sales agreement with A.G.P./Alliance Global Partners.

The offering of the Shares and Warrants was made pursuant to a Registration Statement on Form S-1, as amended, (File No. 333-286529) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission on April 14, 2025 and declared effective on May 13, 2025. The Offering of the Shares and Warrants was made only by means of a prospectus forming a part of the Registration Statement.

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Pursuant to the Placement Agreement, the Company agreed to pay the Placement Agent an aggregate fee equal to 7% of the gross proceeds received by the Company from the sale of the securities in the transaction. The Company also agreed to reimburse the Placement Agent for (i) up to $85,000 for the Placement Agent’ legal fees, and (ii) for certain reasonable non-accountable fees and expenses not to exceed 1.0% of the aggregate gross cash proceeds to us from the sale of the securities in the Offering.

The representations, warranties and covenants contained in the Purchase Agreement and Placement Agreement were made solely for the benefit of the parties to the Purchase Agreement and Placement Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement and Placement Agreement are filed with this Current Report on Form 8-K only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or Placement Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Purchase Agreement, the Placement Agreement, the Series F Warrant, and the Pre-Funded Warrant are filed as Exhibits 10.1, 1.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

1.1	Placement Agent Agreement dated May 13, 2025 by and between CNS Pharmaceuticals, Inc. and A.G.P./Alliance Global Partners
4.1	Form of Series F Common Warrant
4.2	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Pharmaceuticals, Inc.

	By:	/s/ Chris Downs
Chris Downs
Chief Financial Officer

Dated: May 14, 2025

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